                                                                     EXHIBIT 4.6

                    [Xcel Pharmaceuticals, Inc. Letterhead]

March 30, 2001



VIA OVERNIGHT COURIER
---------------------

Elan International Services, Ltd.
102 St. James Court
Flatts, Smiths, FL04, Bermuda

         Re: Election of Elan International Services, Ltd.'s nominee to Xcel Pharmaceuticals, Inc.'s Board of Directors

Ladies and Gentlemen:

Following expiration or termination of that certain Voting Agreement between Xcel Pharmaceuticals, Inc. (the "Company") and the Series A Investors and Common Holders identified therein dated March 30, 2001, the Company together with the other signatories hereto (New Enterprise Associates, Domain Partners, V, L.P. and DP V Associates, L.P. (collectively, the "Signatories")) agree that, at the request of Elan International Services, Ltd. and/or one of its "Affiliates" (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) (collectively, "Elan"):

         1. the Company and the Signatories will use their best efforts to nominate and recommend a nominee of Elan who is approved by the Company (which approval shall not be unreasonable withheld) (an "Elan Nominee") for election to the Company's Board of Directors (the "Board") at successive annual meetings of the stockholders of the Company; and

         2. the Signatories will vote any and all shares of the Company's Common Stock then held by each Signatory to elect the Elan Nominee to the Board.

The Company's and the Signatories' agreement to nominate, recommend and vote their respective shares of the Company's Common Stock to elect an Elan Nominee shall terminate in the event that the Company is no longer indebted to Elan. If an Elan Nominee is a member of the Board at such time as the Company is no longer indebted to Elan, such Elan Nominee Board member shall tender his or her resignation as a Board member within sixty (60) days after receipt of the
                                     ----- ----
Company's written request that he or she resign.

March 30, 2001
Page 2



                           [Signature Page to Follow]

Very truly yours,

XCEL PHARMAEUTICALS, INC.                     NEW ENTERPRISE ASSOCIATES



By: /s/ Michael T. Borer                By: /s/ Thomas C. McConnell
   --------------------------------        -------------------------------------
Name: Michael T. Borer                  Name: Thomas C. McConnell
      -----------------------------           ----------------------------------
Its:  President                         Its:  General Partner
      -----------------------------           ----------------------------------


DOMAIN PARTNERS V, L.P.                       DP V ASSOCIATES, L.P.



By: /s/ Kathleen K. Schoemaker          By: /s/ Kathleen K. Schoemaker
   --------------------------------        -------------------------------------
Name: Kathleen K. Schoemaker            Name: Kathleen K. Schoemaker
      -----------------------------           ----------------------------------
Its:  Managing Member                   Its:  Managing Member
      -----------------------------           ----------------------------------



                            * * * * * * * * * * * * *



Acknowledged By:

ELAN INTERNATIONAL SERVICES, LTD.



By: /s/ Debra Moore
   --------------------------------
Name: Debra Moore
      -----------------------------
Its:  Vice President
      -----------------------------



  [Signature Page to Letter Re: Election of Elan International Services, Ltd.'s nominee to Xcel Pharmaceuticals, Inc.'s Board of Directors]